As filed with the Securities and Exchange Commission on May 22, 2009.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

30-0041666

(IRS Employer Identification No.)

8125 Highwoods Palm Way Tampa, Florida	33647
(Address of Principal Executive Offices)	(Zip Code)

Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan

(Full title of the plan)

Copy to:
Laura E. Binion	Michael L. Stevens
Senior Vice President and General Counsel	Alston & Bird LLP
Syniverse Holdings, Inc.	One Atlantic Center
8125 Highwoods Palm Way	1201 West Peachtree Street
Tampa, Florida 33647	Atlanta, Georgia 30309-3424
(813) 637-5000	(404) 881-7970
(Name, Address and Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	3,000,000 (1)	$14.19 (2)	$42,555,000 (2)	$2,374.57

(1)	Amount to be registered consists of an additional 3,000,000 shares of common stock of Syniverse Holdings, Inc. (the “Company”) to be issued pursuant to the grant or exercise of awards under the Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan (the “Plan”), including additional shares of the Company’s common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan. The Company previously registered 6,000,000 shares of common stock on a Form S-8 filed on May 12, 2006 (Reg. No. 333-134057) for issuance under the Plan.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Company’s common stock reported on the New York Stock Exchange on May 19, 2009.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents constituting Part I of this registration statement will be delivered to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Laura E. Binion, at the address and telephone number on the cover of this registration statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2008;

(c)	The description of common stock contained in the Company’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on February 10, 2005, including all amendments or reports filed for the purpose of updating such description; and

(d)	All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Company’s directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Company are covered by insurance policies maintained and held in effect by Syniverse Holdings, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

Article 8 of the Second Amended and Restated Certificate of Incorporation of the Company provides that the Company may indemnify any person who was or is a party to any action, suit or proceeding to the fullest extent provided by the Delaware Statute. In addition, the Company will indemnify its directors for all liabilities arising from a breach of fiduciary duty.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s certificate of incorporation, the Company’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(Signatures on following page)

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, state of Florida, on this 22nd day of May, 2009.

SYNIVERSE HOLDINGS, INC.

By:	/s/ Tony G. Holcombe
Tony G. Holcombe
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laura E. Binion and Tony G. Holcombe, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Tony G. Holcombe	Chief Executive Officer, President and Director	May 22, 2009
Tony G. Holcombe	(Principal Executive Officer)

/s/ David W. Hitchcock	Executive Vice President and Chief Financial Officer	May 22, 2009
David W. Hitchcock	(Principal Financial Officer)

/s/ Martin A. Picciano	Senior Vice President and Chief Accounting Officer	May 22, 2009
Martin A. Picciano	(Principal Accounting Officer)

(Signatures continued on following page)

Director
Jason Few

/s/ Robert J. Gerrard, Jr.	Director	May 22, 2009
Robert J. Gerrard, Jr.

/s/ James B. Lipham	Director	May 22, 2009
James B. Lipham

/s/ Robert J. Marino	Chairman	May 22, 2009
Robert J. Marino

/s/ Wendy J. Murdock	Director	May 22, 2009
Wendy J. Murdock

Director
Jack Pearlstein

/s/ Timothy A. Samples	Director	May 22, 2009
Timothy A. Samples

/s/ Fritz von Mering	Director	May 22, 2009
Fritz von Mering

EXHIBIT INDEX

TO

FORM S-8

4.1	Second Amended and Restated Certificate of Incorporation of Syniverse Holdings, Inc. (Incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-120444))

4.2	Amended and Restated Bylaws of Syniverse Holdings, Inc. (Incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-120444))

4.3	Form of Certificate of Common Stock of Syniverse Holdings, Inc. (Incorporated by reference to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-120444)

4.4	Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 12, 2009)

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page of this registration statement)